As filed with the Securities and Exchange Commission on May 24, 1999
                                                      Registration No. 333-_____
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                           SELECT COMFORT CORPORATION
             (Exact name of registrant as specified in its charter)

                 MINNESOTA                                 41-1597886
      (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                   Identification No.)

    6105 TRENTON LANE NORTH, SUITE 100
              MINNEAPOLIS, MN                                 55442
      (Address of Principal Executive                      (Zip Code)
                 Offices)
                             -----------------------

            SELECT COMFORT CORPORATION PROFIT SHARING AND 401(k) PLAN
                            (Full title of the plan)
                             -----------------------

                                 MARK A. KIMBALL
     SENIOR VICE PRESIDENT, CHIEF ADMINISTRATIVE OFFICER AND GENERAL COUNSEL
                           SELECT COMFORT CORPORATION
                       6105 TRENTON LANE NORTH, SUITE 100
                              MINNEAPOLIS, MN 55442
                                 (612) 551-7000
                      (Name, address and telephone number,
                   including area code, of agent for service)

                            -------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
           IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT
                              --------------------

                         CALCULATION OF REGISTRATION FEE

 =================== ============== ========================= ========================== ================
 TITLE OF SECURITIES  AMOUNT TO BE  PROPOSED MAXIMUM OFFERING PROPOSED MAXIMUM AGGREGATE     AMOUNT OF
  TO BE REGISTERED   REGISTERED (1)     PRICE PER UNIT (2)          OFFERING PRICE       REGISTRATION FEE
 ------------------- -------------- ------------------------- -------------------------- ----------------
 Common Stock, $.01      100,000            $15.21875                $1,521,875.00            $423.08
 par value per share
 =================== ============== ========================= ========================== ================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and includes an indeterminate number of additional shares that may be offered and sold as a result of anti-dilution provisions described in the above-referenced employee benefit plan.

(2) Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the amount of the registration fee, based on the average between the high and low sales prices of the Registrant's Common Stock on May 17, 1999 on the over-the-counter market, as reported by the Nasdaq National Market.

================================================================================

                                     PART I

                              INFORMATION REQUIRED
                         IN THE SECTION 10(a) PROSPECTUS


        The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Select Comfort Corporation (the "Registrant" or the "Company") (File No. 0-25121) with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1999;

     (2) The Company's Amended Annual Report on Form 10-K/A for the fiscal year ended January 2, 1999;

     (3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 1999;

     (4) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since January 2, 1999; and

     (5) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on November 30, 1998 under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        All documents filed by the Company and the Select Comfort Corporation Profit Sharing and 401(k) Plan (the "Plan") with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     The consolidated balance sheets and related financial statement schedule of the Company as of January 2, 1999 and January 3, 1998, and related consolidated statements of operations, shareholder' equity and cash flows for each of the years in the three-year period ended January 2, 1999, together with the related notes and the reports of KPMG Peat Marwick LLP, independent certified public accountants, all contained in the Company's 1998 annual report, are incorporated herein by reference.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the securities that may be offered under the Select Comfort Corporation Profit Sharing and 401(k) Plan will be passed upon for the Company by Oppenheimer Wolff & Donnelly LLP, Minneapolis, Minnesota.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Articles of Incorporation limit the liability of its directors to the fullest extent permitted by the Minnesota Business Corporation Act. Specifically, directors of the Company will not be personally liable for monetary damages for breach of fiduciary duty as directors, except liability for
(i) any breach of the duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain Minnesota securities laws, or (v) any transaction from which the director derives an improper personal benefit. Liability under federal securities law is not limited by the Company's Articles of Incorporation.

     Minnesota Statutes, Section 302A.521 provides that a Minnesota business corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights. The Company's Articles of Incorporation also require the Company to provide indemnification to the fullest extent of the Minnesota indemnification statute.

     The Company also maintains a directors and officers insurance policy pursuant to which directors and officers of the Company are insured against liability for certain actions in their capacity as directors and officers.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

     Not applicable. No securities are to be re-offered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS.

EXHIBIT NO.

5.1      Opinion of Oppenheimer Wolff & Donnelly LLP (filed herewith).

23.1     Consent of KPMG Peat Marwick LLP (filed herewith).

23.2     Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1).

24.1     Power of Attorney (included on page 6 of this Registration Statement).

     The Registrant hereby undertakes that it will submit or have submitted in a timely manner the Plan and any amendment thereto to the Internal Revenue Service for purposes of obtaining a determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, and has made or will make all changes required by the Internal Revenue Service in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 21, 1999.

                                SELECT COMFORT CORPORATION


                                By: /s/ Daniel J. McAthie
                                    Daniel J. McAthie
                                    President and Chief Executive Officer
                                    (principal executive officer)


                                By: /s/ James C. Raabe
                                    James C. Raabe
                                    Chief Financial Officer
                                    (principal financial and accounting officer)


                                POWER OF ATTORNEY

     Each person whose signature  appears below  constitutes and appoints Daniel
J. McAthie and James C. Raabe, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed on May 21, 1999 by the following persons in the capacities indicated.



SIGNATURE                                          TITLE

/S/ Daniel J. McAthie               President and Chief Executive Officer
Daniel J. McAthie                   and Director

/s/ Patrick A. Hopf                 Chairman of the Board and Director
Patrick A. Hopf

/s/ H. Robert Hawthorne             Vice Chairman of the Board and Director
H. Robert Hawthorne

/s/ Thomas J. Albani                Director
Thomas J. Albani

/s/ Christopher P. Kirchen          Director
Christopher P. Kirchen

/s/ David T. Kollat                 Director
David T. Kollat

/S/ Kenneth A. Macke                Director
Kenneth A. Macke

/s/ Ervin R. Shames                 Director
Ervin R. Shames

                                    Director
Jean-Michel Valette


     Pursuant to the requirements of the Securities Act of 1933, the persons who administer the Select Comfort Corporation Profit Sharing and 401(k) Plan have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 21, 1999.

                                    SELECT COMFORT CORPORATION
                                    PROFIT SHARING AND 401(k) PLAN


                                    By: /s/Thomas F. Masloski, Jr.
                                        Thomas F. Masloski, Jr.
                                        Director of Compensation and Benefits

                                INDEX TO EXHIBITS


 NO.                          ITEM                         METHOD OF FILING
-----  ---------------------------------------------- --------------------------
5.1    Opinion of Oppenheimer Wolff & Donnelly LLP... Filed herewith.

23.1   Consent of KPMG Peat Marwick LLP.............. Filed herewith.

23.2   Consent of Oppenheimer Wolff & Donnelly LLP... Included in Exhibit 5.1.

24.1   Power of Attorney............................. Included on page 6 of this
                                                      Registration Statement.

                                                                    EXHIBIT 5.1
                  [Oppenheimer Wolff & Donnelly LLP Letterhead]

May 21, 1999


Select Comfort Corporation
6105 Trenton Lane North, Suite 100
Minneapolis, Minnesota  55442

RE:     SELECT COMFORT CORPORATION
        REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

We have acted as counsel to Select Comfort Corporation, a Minnesota corporation (the "Company"), in connection with the registration by the Company of: (a) 100,000 shares (collectively, the "Shares") of common stock, $.01 par value per share (the "Common Stock") of the Company, and (b) an indeterminate amount of plan interests (the "Interests") issuable under the Company's Profit Sharing and 401(k) Plan (the "Plan"), pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 21, 1999 (the "Registration Statement"). We understand that it is the Company's intention that the Shares will be purchased by the Plan Trustee on the open market.

In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with our examination, we have assumed the genuiness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

1. The Shares that are being registered by the Company under the Registration Statement pursuant to the Plan referred to in the Registration Statement shall not constitute original issuance securities, but shall continue to be validly issued, fully paid and nonassessable after being purchased in the open market transactions.

2. The Interests, when issued, delivered and paid for in accordance with the Plan as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

We express no opinion with respect to laws other than those of the State of Minnesota and the federal laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to its use as part of the Registration Statement.


Very truly yours,

OPPENHEIMER WOLFF & DONNELLY LLP

/s/ Oppenheimer Wolff & Donnelly LLP

                                                                    EXHIBIT 23.1

                        CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors
Select Comfort Corporation

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Incorporation of Documents by Reference" in this Registration Statement on Form S-8.


                                    KPMG PEAT MARWICK LLP

                                    /s/ KPMG Peat Marwick LLP

Minneapolis, Minnesota
May 21, 1999